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                                                                     EXHIBIT 5.1




[LETTERHEAD OF SENIOR VICE PRESIDENT AND GENERAL COUNSEL OF UNITED RETAIL GROUP, INC.]

                                             March 4, 1998

Board of Directors
United Retail Group, Inc.
365 West Passaic Street
Rochelle Park, NJ  07662

                                   Re: Registration Statement on Form S-8

Lady and Gentlemen:

I have acted as counsel in connection with the registration under the Securities Act of 1933 of 1,871,125 shares of Common Stock, $.001 par value, (the "Common Stock") of United Retail Group, Inc., a Delaware corporation (the "Company") in connection with the following employee benefit plans and arrangements:

        (a) Restated 1989 Performance Option Plan with respect to 1,128,125 shares;

        (b) 1991 Performance Options to Raphael Benaroya and George R. Remeta with respect to a total of 300,000 shares;

        (c) 1996 Stock Option Plan with respect to 440,000 shares; and

        (d) option to Paul Balser with respect to 3,000 shares.

        I have reviewed and examined:

        (a) the Restated Certificate of Incorporation of the Company;

        (b) the Bylaws of the Company;

        (c) the Restated 1989 Performance Option Plan, the 1996 Stock Option Plan and copies of the 1991 Performance Options and the option granted to Mr. Balser (collectively, the "Plan Documents");

        (d) minutes of certain meetings of, and unanimous consents by, the Compensation Committee, Board of Directors and stockholders of the Company; and

        (e) such other matters as I have deemed relevant in order to form my opinion.

        I have made such examination of the law as I consider necessary to enable me to express the following opinions.

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Board of Directors
United Retail Group, Inc.
March 4, 1998
Page 2

        Based on the foregoing, I am of the opinion that the shares of Common Stock described above that have been issued are, and that shares issued and paid for in the future in accordance with the provisions of the Plan Documents will be, legally and validly issued, fully paid, and nonassessable. My opinion is based on the assumption that the Company will receive payment in the form of cash or property for shares of Common Stock issued in the future that will be at least equal to the par value ($.001) of such shares of Common Stock.

        No opinion is hereby expressed as to the application of state securities or "Blue Sky" laws.

        I am not a member of the bar of Delaware.

        I consent to the filing of this letter as an exhibit to the registration statement filed on Form S-8 with respect to the shares described above (the "Registration Statement").

        I consent to the references to my name and my beneficial ownership of shares of Common Stock under the caption "Validity of Common Stock" in the prospectus included in the Registration Statement and under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                                              Very truly yours,

                                                              KENNETH P. CARROLL